Exhibit 23-3

– – – – – – – – – – – – – – – – – – – –

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

TEL 215.665.8500

FAX 215.864.8999

www.ballardspahr.com

November 13, 2023

Public Service Electric and Gas Company:

We consent to the references to us under the heading “LEGAL MATTERS” in the Prospectus relating to the First and Refunding Mortgage Bonds and Secured Medium-Term Notes included in the Registration Statement on Form S-3 to which this consent is attached as an Exhibit.

/s/ Ballard Spahr LLP